REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM



To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Milwaukee, Wisconsin 53212


In planning and performing our audit of the
financial statements of Riverbridge Growth
Fund and Riverbridge Eco Leaders Fund (the
Funds), a series of Investment Managers Series
Trust, as of and for the year ended November
30, 2016, in accordance with the standards of the
Public Company Accounting Oversight Board
(United States), we considered their internal
control over financial reporting, including
control activities for safeguarding securities, as a
basis for designing our auditing procedures for
the purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the
effectiveness of the Funds internal control over
financial reporting.   Accordingly, we express no
such opinion.

The management of the Funds is responsible for
establishing and maintaining effective internal
control over financial reporting.   In fulfilling
this responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls.   A
companys internal control over financial
reporting is a process designed to provide
reasonable assurance regarding the reliability of
financial reporting and the preparation of
financial statements for external purposes in
accordance with generally accepted accounting
principles.   A companys internal control over
financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control
over financial reporting may not prevent or
detect misstatements.   Also, projections of any
evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
reporting exists when the design or operation of
a control does not allow management or
employees, in the normal course of performing
their assigned functions, to prevent or detect
misstatements on a timely basis.   A material
weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.









Our consideration of the Funds internal control
over financial reporting was for the limited
purpose described in the first paragraph and
would not necessarily disclose all deficiencies in
internal control that might be material
weaknesses under standards established by the
Public Company Accounting Oversight Board
(United States).   However, we noted no
deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of November 30, 2016.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Investment Managers Series Trust and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





/s/TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
January 30, 2017

To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Page Two